EXHIBIT 4.1


                  FIRST AMENDMENT TO CREDIT AGREEMENT



FIRST AMENDMENT (this "First Amendment"), dated as of August 22, 1997, among COLTEC INDUSTRIES INC, a corporation organized and existing under the laws of the State of Pennsylvania (the "Company"), the various Banks from time to time party to the Credit Agreement referred to below, BANK OF AMERICA ILLINOIS, as Documentation Agent, THE CHASE MANHATTAN BANK, as Syndication Agent, and BANKERS TRUST COMPANY, as Administrative Agent, and acknowledged and agreed to by each of the Subsidiary Guarantors. All capitalized terms used herein and nor otherwise defined herein shall have the respective meanings provided such terms in the Credit Agreement.

                         W I T N E S S E T H :



   WHEREAS, the Company, the Banks, the Documentation Agent, the Syndication Agent and the Administrative Agent are parties to a Credit Agreement, dated as of March 24, 1992, amended and restated as of January 11, 1994 and further amended and restated as of December 18, 1996, (as amended, modified or supplemented to the date hereof, the "Credit Agreement");

   WHEREAS, the Company desires to consummate a transaction (the "Proposed Receivables Transaction") to effect the sale of accounts receivable of the Company and certain of its Subsidiaries to Atlantic Asser Securitization Corp., an asset-backed commercial paper issuer administered by Credit Lyonnais:

   WHEREAS, subject to the terms and conditions set forth herein, the Banks desire to permit the Company and its Subsidiaries to consummate the Proposed Receivables Transaction and to amend the Credit Agreement in connection therewith; and

  WHEREAS, subject to the terms and conditions set forth below, the parties hereto agree as follows.

  NOW, THEREFORE, it is agreed:

   1. Section 9.02 of the Credit Agreement is hereby amended by (1) deleting the word "and" at the end of clause (xviii), (2) deleting the period at the end of clause (xix) and inserting a semicolon in lieu thereof and (3) inserting the following new clauses (xx) and (xxi):

   "(xx) so long as the Intangibles Subsidiary shall have executed and delivered the documentation required by the penultimate sentence of
Section 9.15, and so long as no Event of Default exists at such time or would result therefrom, the Company and/or any of its Subsidiaries shall be permitted to contribute or otherwise transfer accounts receivable to the Intangibles Subsidiary, and the Intangibles Subsidiary shall be permitted to contribute or otherwise transfer such accounts receivable to the Receivables SPC, in each case pursuant to a Permitted Receivables Transaction; and

   (xxi) so long as the Intangibles Subsidiary shall have executed and delivered the documentation required by the penultimate sentence of
Section 9.15, the Company and/or any of its Subsidiaries shall be permitted to contribute or otherwise transfer patents, trademarks, copyrights and know-how to the Intangibles Subsidiary."

   2. Section 9.02 (xii) of the Credit Agreement is hereby further amended by inserting the text "the Receivables SPC, CNC Member," immediately before the word "Garlock" appearing in clause (t) of the proviso appearing therein.

   3. Section 9.05 of the Credit Agreement is hereby amended by (1) deleting the word "and" at the end of clause (xviii), (2) deleting the period at the end of clause (xix) and inserting the text"; and" in lieu thereof and (3) inserting the following new clause (xx);


     "(xx) so long as no Default or Event of Default exists at such time or would result therefrom, the Company and/or any of its Subsidiaries shall be permitted to contribute accounts receivable to the Intangibles Subsidiary and the Intangibles Subsidiary shall be permitted to contribute such accounts receivable to the Receivables SPC, in each case pursuant to a Permitted Receivables Transaction."

   4. Section 9.06 of the Credit Agreement is hereby amended by (1) deleting the word "and" at the end of clause (ii) of the first sentence and inserting a comma in lieu thereof and (2) inserting the following new text at the end of such sentence:

   "(iv) transaction between the Company, the Intangibles Subsidiary and any other Subsidiary of the Company shall be permitted to the extent expressly permitted by Sections 9.02 (xx) and (xxi) and 9.05
(xx)."

   5. Section 11 of the Credit Agreement is hereby amended by inserting the following new definitions in the appropriate alphabetical order:


   "`CNC Member' shall mean CNC Member Inc, a North Carolina corporation, special purpose Wholly-Owned Subsidiary of the Company, which was created for the sole purpose of holding a 1% interest in the Receivables SPC and which shall engaged in no other business or activities except as reasonably related thereto, it being understood that CNC Member shall not be required to be a party to any Guaranty or Security Document as otherwise provided in this Agreement.

   `Intangibles Subsidiary' shall mean Coltec North Carolina Inc. a North Carolina corporation, which is a Wholly-Owned Subsidiary of the Company created, in accordance with Section 9.15, for the purpose of receiving (i) accounts receivable pursuant to a Permitted Receivables Transaction and (ii) patents, trademarks, copyrights and know-how, in each case from the Company and any of its other Subsidiaries.

   `Receivables SPC' shall mean CNC Finance LLC, a North Carolina limited liability company, which is a special purpose Wholly-Owned Subsidiary of the Company, directly owned by the Intangibles Subsidiary and CNC Member Inc, which was created for the sole purpose of acquiring accounts receivable from the Intangibles Subsidiary and selling such accounts receivable or interest therein to one or more third parties pursuant to a Permitted Receivables Transaction and which shall engage in no other business or activities except as reasonable related thereto, it being understood that the Receivables SPC shall not be required to be a party to any Guaranty or Security Document as otherwise provided in this Agreement."

   6. The  definition of Permitted Receivables Transaction appearing  in
Section 11 of the Credit Agreement is hereby amended by inserting the text "and/or the Intangibles Subsidiary and/or the Receivables SPC" immediately after the word "Company" the first place it appears therein.

    7. Notwithstanding  anything  to  the  contrary  contained  in   the
definition of Permitted Receivables Transaction contained in the Credit Agreement, the Banks hereby consent to the Company and its relevant Subsidiaries consummation the Proposed Receivables Transaction and agree that the Proposed Receivables Transaction shall constitute a Permitted Receivables Transaction under the Credit Agreement so long as
(i) the aggregate amount outstanding under the Proposed Receivables Transaction facility shall in no event exceed $85,000.000 at any time and (ii) the receivables purchase agreement and related documentation evidencing the Proposed Receivables Transaction shall be consistent with the term sheet therefor attached hereto as Annex I and otherwise be in form and substance satisfactory to the Administrative Agent: provided, however, that in connection with the Proposed Receivables Transaction, the Company shall not be required to (x) provide the Administrative Agent and the Banks with at least 30 days' prior notice of the Proposed Receivables Transaction or (y) apply the proceeds
received  pursuant  to  the  Proposed  Receivables  Transaction  as   a
mandatory  commitment  reduction otherwise in accordance  with  Section
3.03 (f) of the Credit Agreement.

   8. Notwithstanding anything to the contrary contained in the Credit Agreement or the Security Agreements, the Banks hereby consent to the release of the receivables sold to Receivables SPC at any time pursuant to the Proposed Receivables Transaction from any and all security interests created by the Security Agreements, and, on and after the First Amendment Effective Date, such receivables are hereby released. In connection therewith. the Collateral Agent is hereby authorized to
(1) amend any Security Agreement to exclude such receivables from the security interests granted thereby and (2) execute and deliver such documentation (including UCC amendment/termination statements and the like) deemed necessary or desirable by it in connection therewith.

   9. Notwithstanding anything to the contrary contained in Section 9.15 of the Credit Agreement, in respect of the Company's new Subsidiaries Coltec North Carolina Inc, CNC Member Inc, CNC Finance LLC and AMI Industries Inc., (x) the Banks hereby waive (A) the requirement of ten Business Days prior written notice of the creation thereof and (B) the requirement that CNC Member Inc and CNC Finance LLC become parties to the Additional Security Documents otherwise required by Section 9.15 of the Credit Agreement and (y) the parties hereto agree (and the Banks hereby consent) that each of Coltec North Carolina Inc and AMI Industries Inc. shall become a party to the Subsidiaries Guaranty, the Subsidiaries Pledge Agreement and the Subsidiaries Security Agreement within thirty days after the First Amendment Effective Date.

   10. Notwithstanding anything to the contrary contained in  Section
13.16 of the Credit Agreement, the Company shall, within 30 days after the First Amendment Effective Date (as defined below), deliver to the Collateral Agent, as Pledgee, the capital stock constituting Pledged Securities of Coltec Industries Pacific Pte Ltd together with executed and undated stock powers related thereto, and the Banks hereby waive any Default or Event of Default, if any, that may have arisen solely from the Company's failure to deliver such capital stock and stock powers as of the date hereof. The Company hereby represents and warrants that the capital stock of Coltec do Brasil Products Industrias LTDA is uncertificated and, accordingly, is not required to be delivered pursuant to Section 13.16 of the Credit Agreement.

   11. In order to induce the Banks to enter into this First Amendment, the Company hereby represents and warrants that (i) all representations and warranties contained in the Section 7 of the Credit Agreement are true and correct in all material respects on and as of the First Amendment Effective Date and after giving effect to the First Amendment (unless such representations and warranties relate to a specific earlier date, in which case such representations and warranties shall be true and correct as of such as of such earlier date) and (ii) there exists no Default or Event of Default on the First Amendment Effective Date after giving effect to this Consent.

   12. This First Amendment is limited as specified and shall not constitute a modification, acceptance or waiver of any other provision of the Credit Agreement or any other Credit Document.

   13. This  First  Amendment  may  be  executed  in  any  number  of counterparts and by the different parties hereto on separate counterparts, each of which counterparts when executed and delivered shall be an original, but all of which shall together constitute one and the same instrument. A complete set of counterparts shall be lodged with the Company and the Administrative Agent.

   14. THIS FIRST AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE STATE OF NEW YORK.

   15. This First Amendment shall become effective on the date (the "First Amendment Effective Date") when each Credit Party and the Required Banks shall have signed a counterpart hereof (whether the same or different counterparts) and shall have delivered (including by way of facsimile transmission) the same to the Administrative Agent at its Notice Office.

   16. From and after the First Amendment Effective Date, all references in the Credit Agreement and each of the Credit Documents to the Credit Agreement shall be deemed to be references to the Credit Agreement as amended hereby.

                                *  *  *

  IN WITNESS WHEREOF, the parties hereto have caused a counter part of this First Amendment to be duly executed and delivered as of the date first above written.

          COLTEC INDUSTRIES INC

          By_____________________
            Title:



          BANKERS TRUST COMPANY,
            Individually and as Administrative Agent

          By_____________________
            Title:



          BANK OF AMERICA NATIONAL TRUST
          & SAVING ASSOCIATION
            Individually and as
            Documentation Agent

          By____________________
            Title:



          THE CHASE MANHATTAN BANK
           Individually and as Syndication Agent

          By____________________
            Title:



          ABN AMRO BANK N.V.
             NEW YORK BRANCH

          By___________________
            Title:



          ALLIED IRISH BANK, PLC,
            CAYMAN ISLANDS BRANCH



          By___________________
            Title:

          BANK OF IRELAND

          By___________________
            Title:



          BANK COMMERCIALE ITALIANA
            NEW YORK BRANCH

          By____________________
            Title:



          BANK LEUMI TRUST COMPANY
            OF NEW YORK

          By___________________
            Title:



          THE BANK OF NEW YORK

          By___________________
            Title:



          THE BANK OF MONTREAL

          By__________________
            Title:


          BANK OF SCOTLAND

          By__________________
            Title:



          BANK OF TOKYO-MITSUBISHI TRUST
            COMPANY

          By__________________
            Title:

          BANQUE FRANCAISE
            DU COMMERCE EXTERIEUR

          By_________________
            Title:



          CIBC INC.

          By_________________
            Title:



          COMMERCIAL LOAN FUNDING TRUST

          By________________
            Title:



          CORESTATES BANK

          By________________
            Title:


          CREDIT LYONNAIS ATLANTA AGENCY

          By________________
            Title:



          CREDIT LYONNAIS NEW YORK
            BRANCH

          By________________
            Title:



          THE DAI-ICHI KANGYO BANK, LTD.

          By________________
            Title:

          FIRST UNION NATIONAL BANK
          (f/k/a First Union National Bank of
            North Carolina)

          By________________
            Title:



          THE FUJI BANK, LIMITED,
            ATLANTA AGENCY

          By________________
            Title:



          GIROCREDIT BANK AG
            DER SPARKASSEN,
            GRAND CAYMAN ISLAND BRANCH

          By________________
            Title:



          THE INDUSTRIAL BANK OF JAPAN,
            LIMITED

          By________________
            Title:



          LEHMAN COMMERCIAL PAPER INC.

          By________________
            Title:



          LLOYDS BANK PLC

          By_________________
            Title:



          MELLON BANK, N.A.

          By_________________
            Title:

          NATIONSBANK, N.A.

          By_________________
            Title:



          THE SAKURA BANK, LTD

          By________________
            Title:



          THE SANWA BANK, LIMITED

          By_________________
            Title:



          SOCIETE GENERALE

          By________________
            Title:



          THE SUMITOMO BANK, LIMITED

          By_________________
            Title:



          WACHOVIA BANK, N.A.

          By_________________
            Title:



          THE YASUDA TRUST & BANKING
            COMPANY, LTD.

          By_________________
            Title:

Acknowledged and agreed:

CII HOLDINGS INC
COLTEC CANADA INC
COLTEC INDUSTRIAL PRODUCTS INC
COLTEC TECHNICAL SERVICES INC
DELAVAN-DELTA INC.
DELAVAN INC
GARLOCK INC
GARLOCK INTERNATIONAL INC
GARLOCK OVERSEAS CORPORATION
HOLLEY PERFORMANCE PRODUCTS INC
MENASCO AEROSYSTEMS INC
COLTEC INTERNATIONAL SERVICES CO.
STEMCO INC
WALBAR INC


By_____________________
 Title:
 On behalf of each of the above
 Subsidiary Guarantors

                                                               ANNEX I


             Proposed Receivables Transaction Term Sheet.